Exhibit 99.1

YAHOO! INC. REPORTS JUDGMENT IN LAWSUIT IN MEXICO

SUNNYVALE, Calif., November 30, 2012 — Yahoo! Inc. (NASDAQ: YHOO) today reported that the 49th Civil Court of the Federal District of Mexico City has entered a non-final judgment of U.S. $2.7 billion against Yahoo! Inc. and Yahoo de Mexico, S.A. de C.V. in a lawsuit brought by plaintiffs Worldwide Directories S.A. de C.V. and Ideas Interactivas, S.A. de C.V. Yahoo! believes the plaintiffs’ claims are without merit and will vigorously pursue all appeals. The plaintiffs alleged claims of breach of contract, breach of promise, and lost profits arising from contracts related to a yellow pages listings service.

About Yahoo!

Yahoo! is focused on creating deeply personal digital experiences that keep more than half a billion people connected to what matters most to them, across devices and around the globe. Yahoo!’s unique combination of Science + Art + Scale connects advertisers to the consumers who build their businesses. Yahoo! is headquartered in Sunnyvale, California. For more information, visit the pressroom (pressroom.yahoo.net) or the company’s blog, Yodel Anecdotal (yodel.yahoo.com).

###